SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 18, 2002

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-25271	77-0461529
(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway Santa Clara, California	95051
(Address of principal executive offices)	(Zip code)

(408) 616-6500

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5:    OTHER EVENTS

SIGNATURE

ITEM 5:    OTHER EVENTS.

On September 18, 2002, Covad Communications Group, Inc. entered into a Broadband Internet Access Services Agreement with AT&T Corp. (“AT&T”). The Agreement gives AT&T the option to purchase certain of Covad’s consumer-grade broadband Internet access services. The Agreement has a three year term. The Agreement is separate from but does not replace the Agreement between Covad and AT&T dated January 1, 2002, as amended, for the purchase of Covad’s DSL services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 20, 2002	By:	/s/ DOUG CARLEN
Assistant Secretary and Assistant General Counsel